Exhibit 4.1

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) is dated as of September 25, 2019 among SIGNET UK FINANCE PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), each of the entities identified as a “Guarantor” on the signature pages hereto (individually, a “Guarantor” and, collectively, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).
RECITALS
A.The Company, the guarantors party thereto and the Trustee executed and delivered (i) an Indenture, dated as of May 19, 2014 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities (the “Securities”) and for the issuance of guarantees of the Securities, (ii) the First Supplemental Indenture, dated as of May 19, 2014 (the “First Supplemental Indenture”), (iii) the Second Supplemental Indenture, dated as of June 30, 2014 (the “Second Supplemental Indenture”) and (iv) the Third Supplemental Indenture, dated as of August 3, 2016 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and this Fourth Supplemental Indenture, the “Indenture”), relating to the Company’s $400,000,000 aggregate principal amount of 4.700% Senior Notes due 2024 (the “Offered Securities”).
B.Section 9.02 of the Base Indenture provides, inter alia, that, in certain circumstances, the Company, the Guarantors and the Trustee may amend the Indenture with the written consent of holders of not less than a majority in aggregate principal amount of Securities of a series at the time Outstanding affected by such supplemental indenture.
C.The Company obtained the consent of the Holders of a majority in aggregate principal amount of the Offered Securities pursuant to Article IX of the Base Indenture.
D.The entry into this Fourth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.
E.The Company and the Guarantors desire to enter into this Fourth Supplemental Indenture pursuant to Section 9.02 of the Base Indenture for the purpose of eliminating certain provisions of the Base Indenture and the First Supplemental Indenture with respect to the Offered Securities.
F.All things necessary to make this Fourth Supplemental Indenture a valid indenture have been done.
NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:
ARTICLE I
AMENDMENTS TO ARTICLES V AND VI OF THE BASE INDENTURE
Section 5.03 of the Base Indenture is hereby deleted and amended in its entirety as set forth below:
Section 5.03    [Intentionally omitted].
Sections 6.01(a)(3), (4) and (5) of the Base Indenture are hereby deleted and amended in their entirety as set forth below:
Section 6.01    Events of Default.
(a)    …
(3)    [Intentionally omitted];
(4)    [Intentionally omitted];
(5)    [Intentionally omitted]; ….

ARTICLE II
AMENDMENTS TO ARTICLE I OF THE FIRST SUPPLEMENTAL INDENTURE
Section 1.3(2) of the First Supplemental Indenture is hereby deleted and amended in its entirety as set forth below:
Section 1.3(2)    [Intentionally omitted.]
Sections 1.4(1), (2) and (4) of the First Supplemental Indenture are hereby deleted and amended in their entirety as set forth below:
Section 1.4    Additional Covenants.
(1)    [Intentionally omitted.];
(2)    [Intentionally omitted.]; ….
(4)    [Intentionally omitted.];
Section 1.5 of the First Supplemental Indenture is hereby deleted and amended in its entirety as set forth below:
Section 1.5    [Intentionally omitted.]
ARTICLE III
MISCELLANEOUS
Section 3.01    This Fourth Supplemental Indenture shall become effective and binding immediately upon the execution and delivery of this Fourth Supplemental Indenture by the Company, the Guarantors and the Trustee with the written consent of the Holders of a majority in aggregate principal amount of the Offered Securities, and thereupon this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes; provided however, notwithstanding anything in the Indenture or this Fourth Supplemental Indenture to the contrary, the amendments set forth in Articles I and II of this Fourth Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company’s acceptance and initial payment for the Offered Securities validly tendered (and not validly withdrawn) pursuant to the Tender Offer (as defined in the Company’s Offer to Purchase and Consent Solicitation Statement dated September 5, 2019) representing at least a majority in aggregate principal amount of the then outstanding Offered Securities. Prior to the time the Company purchases any Offered Securities pursuant to the Tender Offer, the Company may terminate this Fourth Supplemental Indenture upon written notice to the Trustee, including in connection with any termination or withdrawal of the Tender Offer or the solicitation of consents with respect to the Proposed Amendments or if for any other reason the Offered Securities are not accepted for payment pursuant to the Tender Offer. If the Tender Offer is terminated or withdrawn, or the Company does not accept for purchase, and pay for, the Offered Securities for any reason, this Fourth Supplemental Indenture shall not become operative.
Section 3.02    Capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or the Third Supplemental Indenture, as applicable.
Section 3.03    Any definitions used exclusively in the provisions of the Indenture or Offered Securities that are deleted pursuant to the amendments set forth under this Fourth Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Offered Securities, and all textual references in the Indenture and the Offered Securities exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
Section 3.04    The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, this Fourth Supplemental Indenture and all indentures supplemental thereto with respect to the Offered Securities shall be read, taken and construed as one and the same instrument, except that in the case of conflict the provisions of this Fourth Supplemental Indenture shall control.
Section 3.05    In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.
Section 3.06    This Fourth Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.
Section 3.07    In case any provision in this Fourth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.08    This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under the Indenture.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed all as of the day and year first above written.
SIGNET UK FINANCE PLC,
as Issuer

By: /s/ Raina Miles
Name: Raina Miles
Title: Director

SIGNET JEWELERS LIMITED,
as a Guarantor

By: /s/ Joan Hilson
Name: Joan Hilson
Title: Chief Financial Officer

SIGNET US FINANCE LIMITED,
as a Guarantor

By: /s/ Benjamin Harris
Name: Benjamin Harris
Title: Director

SIGNET GROUP LIMITED,
as a Guarantor

By: /s/ Joan Hilson
Name: Joan Hilson
Title: Director

SIGNET TRADING LIMITED,
as a Guarantor

By: /s/ Benjamin Harris
Name: Benjamin Harris
Title: Director

SIGNET US HOLDINGS, INC.,
as a Guarantor

By: /s/ Lynn Dennison
Name: Lynn Dennison
Title: Director

SIGNET U.S. SERVICES INC.,
as a Guarantor

By: /s/ Joan Hilson
Name: Joan Hilson
Title: Director

SIGNET GROUP TREASURY SERVICES INC., as a Guarantor

By: /s/ Joan Hilson
Name: Joan Hilson
Title: Director

STERLING JEWELERS INC.,
as a Guarantor

By: /s/ Lynn Dennison
Name: Lynn Dennison
Title: Director

STERLING ECOMM LLC,
as a Guarantor

By: /s/ Lynn Dennison
Name: Lynn Dennison
Title: President

SIGNET GROUP SERVICES US INC.,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

STERLING INC.,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

ZALE CORPORATION,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

ZALE DELAWARE, INC.,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

ZALE INTERNATIONAL, INC.,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

ZAP, INC.,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

ZGCO, LLC,
as a Guarantor

By: /s/ Lynn Dennison
Name: Lynn Dennison
Title: President

TXDC, L.P.,
as a Guarantor

By ZALE DELAWARE, INC., its General Partner

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

ZALE CANADA CO.,
as a Guarantor

By: /s/ Lynn Dennison
Name: Lynn Dennison
Title: Director

ZCSC, LLC,
as a Guarantor

By: /s/ Lynn Dennison
Name: Lynn Dennison
Title: President

ZALE PUERTO RICO, INC.,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

SIGNET SERVICE PLANS, INC.,
as a Guarantor

By: /s/ Stash Ptak
Name: Stash Ptak
Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: /s/ Michele H.Y. Voon
Name: Michele H.Y. Voon
Title: Vice President

By: /s/ Susan Barstock
Name: Susan Barstock
Title: Vice President